Exhibit 4.26

AMENDMENT TO PIGGYBACK REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT TO PIGGYBACK REGISTRATION RIGHTS AGREEMENT (“Amendment”), dated as of July 9, 2008, is made and entered into by and between Focus Enhancements, Inc., a Delaware corporation (the “Company”) and Lippert/Heilshorn & Associates (the “Purchasers”).

RECITALS

Whereas, the Company and the Purchasers are parties to that certain Piggyback Registration Rights Agreement, dated as of the 1st day of March 2008 (the “Agreement”).

Whereas, Section 6 of the Agreement authorizes the amendment of the Agreement by a written instrument signed by the Company and the Holders who hold 50% interest of the Warrant Shares as of such date, which, as of this date are the Purchasers.

Whereas, the Company and the Purchasers desire to amend the Agreement so that the definition of Registrable Securities is limited to Warrant Shares.

Whereas, capitalized terms used, but not otherwise defined, shall have the meaning as set forth in the Agreement.

AGREEMENT

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchasers agree as follows:

1. The definition of the term, Registrable Securities, in Section 1 of the Agreement is hereby replaced in its entirety by the following:

“Registrable Securities means the Warrant Shares purchased upon exercise of the Warrant as set forth in the document to which this Agreement is Exhibit 1.”

2. All other terms of the Agreement shall remain unchanged.

3. The Purchasers hereby represent and warrant to Company that they are authorized to execute this Amendment.

4. This Amendment may be executed in one or more counterparts and delivered by facsimile transmission or by PDF, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to the Piggyback Registration Rights Agreement to be executed as of the date set forth above.

FOCUS ENHANCEMENTS, INC.	PURCHASERS
LIPPERT/HEILSHORN & ASSOCIATES, INC.
By: /s/ Gary Williams	By: /s/ John Heilshorn
Name: Gary Williams	Name: John Heilshorn
Title: EVP of Finance & CFO	Title: Partner